UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

 FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Fifth & Pacific Companies, Inc. (the “Company”) is filing this Form 8-K to reflect the retrospective application of new accounting guidance on the presentation of comprehensive income in financial statements, which was adopted on January 1, 2012, the first day of the Company’s 2012 fiscal year. This guidance requires, among other things, that the Company disclose the total of comprehensive income (loss), the components of net income (loss) and the components of other comprehensive income (loss), either in (i) a single continuous statement of comprehensive income (loss) or (ii) as two separate but consecutive statements.

The retrospective application of the new accounting guidance was not material and has not yet been reflected in the Company’s annual financial statements. The following presents the unaudited Consolidated Statements of Comprehensive Loss for the Company for each of the three years in the period ended December 31, 2011, which was filed under the Company’s former name, Liz Claiborne, Inc. and should be read in conjunction with the information in the Company’s 2011 Annual Report on Form 10-K.

FIFTH & PACIFIC COMPANIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Fiscal Years Ended
	December 31, 2011	January 1, 2011	January 2, 2010

Net Loss	$(171,687)	$(252,309)	$(306,410)

Other Comprehensive Loss, Net of Income Taxes:
Translation adjustment, including Euro Notes and other instruments, net of income taxes of $905, $8,034 and $10,986, respectively	(4,279)	177	(1,126)
Write-off of translation adjustment in connection with liquidation of foreign subsidiaries	62,166	-	-
Unrealized (losses) gains on available-for-sale securities, net of income taxes of $0, $0 and $0, respectively	(126)	(55)	888
Change in fair value of cash flow hedging derivatives, net of income taxes of $(491), $1,342 and $(515), respectively	2,617	2,947	(2,417)
Comprehensive Loss	(111,309)	(249,240)	(309,065)
Comprehensive loss attributable to the noncontrolling interest	-	842	681
Comprehensive Loss Attributable to Fifth & Pacific Companies, Inc.	$(111,309)	$(248,398)	$(308,384)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: May 22, 2012	By:	/s/ George M. Carrara
	Name:	George M. Carrara
	Title:	Chief Financial Officer